UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2015

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO (Address of principal executive offices)	80112-5833 (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2015, TeleTech Holdings, Inc. (“TeleTech”) announced the appointment of Mr. Robert N. Jimenez,  as Executive Vice President, Customer Strategic Consulting (CSS).  The appointment is effective June 8,  2015.

Prior to joining TeleTech, Mr. Jimenez, 43, was the global vice president, Customer Services at Genpact (NYSE:G) where he was responsible for sales, operations, thought leadership and solution delivery for all verticles in the Global Customer Services business unit. Between 2011 and 2012, Mr. Jimenez served as managing partner, CIO Advisory, Tatum Consulting where he lead the practice responsible for IT/Technology strategy.  Between 2009 and 2011, Mr. Jimenez served as the partner in the consulting unit of EMC Corporation (NYSE:EMC), leading the North American Customer Experience & Banking consulting practices.  Prior to EMC, Mr. Jimenez was a vice president at Capgemini (Euronext:CAP Paris), leading its CRM and MSS service lines; and was a senior member of Global Business Services unit of IBM (NYSE: IBM) where he lead CRM services across all verticals.  Mr. Jimenez holds B.A. in Economics and International Relations from Brown University.

TeleTech Services Corporation, a TeleTech subsidiary, and Mr. Jimenez have entered into an executive employment agreement attached as Exhibit 10.81 to TeleTech Q1 2015 Financial Report on Form 10-Q filed with the US Securities and Exchange Commission on May 11, 2015 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: June 5, 2015	By:	/s/ Regina M. Paolillo
Regina M. Paolillo, Executive Vice President, Chief Administrative and Financial Officer